Exhibit 99.1
MALIBU BOATS, INC. ANNOUNCES FOURTH QUARTER FISCAL 2024 RESULTS
Loudon, TN - August 29, 2024 - Malibu Boats, Inc. (Nasdaq: MBUU) today announced its financial results for the fourth quarter and fiscal year ended June 30, 2024.
Fourth Quarter Fiscal 2024 Highlights Compared to Fourth Quarter Fiscal 2023
•Net sales decreased 57.4% to $158.7 million
•Unit volume decreased 59.0% to 1,045 units
•Gross profit decreased 87.8% to $12.5 million
•General and administrative expenses decreased to $21.6 million
•Net loss increased 8.6% to a net loss of $19.6 million
•Adjusted EBITDA decreased 104.5% to $(4.1) million
•Net loss available to Class A Common Stock per share (diluted) increased 9.3% to a net loss of $0.94 per share
•Adjusted fully distributed net income per share decreased 113.1% to $(0.39) per share on a fully distributed weighted average share count of 21.0 million shares of Class A Common Stock
Fiscal Year 2024 Highlights Compared to Fiscal Year 2023
•Net sales decreased 40.3% to $829.0 million
•Unit volume decreased 45.4% to 5,385 units
•Gross profit decreased 58.1% to $147.1 million
•General and administrative expenses decreased to $76.3 million
•Net income decreased 152.3% to a net loss of $56.4 million
•Adjusted EBITDA decreased 71.0% to $82.2 million
•Net income available to Class A Common Stock per share (diluted) decreased 154.2% to net loss of $2.74 per share
•Adjusted fully distributed net income per share decreased 79.1% to $1.92 on a fully distributed weighted average share count of 21.1 million shares of Class A Common Stock

“As the new CEO of Malibu Boats, I am committed to our goal of navigating the near-term headwinds while enhancing our roadmap for strategic growth. I am excited about the opportunity to continue our presence as the premier manufacturer of recreational powerboats. Our focus on developing premium products for all our brands remains unwavering as we introduce our new Model Year 2025 lineup,” commented Steve Menneto, Chief Executive Officer of Malibu Boats, Inc. “The deep-rooted history of innovation across our premium brands and feature-rich product portfolio, along with our steadfast commitment to operational excellence, deeply resonates with me. I am excited by the tremendous opportunity to further our mission and drive value to our employees, customers, and shareholders. I look forward to working closely with the entire Malibu Boats family as we demonstrate our resilience through current market headwinds while leveraging our strengths to accelerate our long runway for growth.”

“Despite a softened retail demand environment, we are pleased with our execution as we closed out the fiscal fourth quarter,” commented Bruce Beckman, Chief Financial Officer of Malibu Boats, Inc. “We generated positive cash flow, paid down our remaining debt and returned cash to shareholders. We also made significant progress returning inventory to more normalized levels while upgrading our dealer network. Looking ahead to the next fiscal year,

Exhibit 99.1
while we expect continued market challenges in the near term, we remain optimistic about the business's potential in a more normalized market. We remain well-positioned to execute on our foundational strengths, navigating the cycle with our flexible cost structure and positioning ourselves to expand our market share and drive profitable growth for our shareholders.”
Results of Operations for the Fourth Quarter and Fiscal Year 2024 (Unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2024	2023	2024	2023

	(In thousands, except unit and per unit data)
Net Sales	$158,712	$372,303	$829,035	$1,388,365
Gross Profit	$12,493	$102,462	$147,095	$351,295
Gross Profit Margin	7.9%	27.5%	17.7%	25.3%
Net (Loss) Income	$(19,598)	$(18,043)	$(56,443)	$107,910
Net (Loss) Income Margin	(12.3)%	(4.9)%	(6.8)%	7.8%
Adjusted EBITDA	$(4,090)	$90,099	$82,237	$284,036
Adjusted EBITDA Margin	(2.6)%	24.2%	9.9%	20.5%
Comparison of the Fourth Quarter Ended June 30, 2024 to the Fourth Quarter Ended June 30, 2023
Net sales for the three months ended June 30, 2024 decreased $213.6 million, or 57.4%, to $158.7 million, compared to the three months ended June 30, 2023. The decrease in net sales was primarily due to lower wholesale shipments driven by lower retail activity during the period, increased promotional costs and elevated dealer channel inventory levels. Unit volume for the three months ended June 30, 2024 decreased 1,505 units, or 59.0%, to 1,045 units compared to the three months ended June 30, 2023. Our unit volume decreased primarily due to lower wholesale shipments across all segments. The decrease in wholesale shipments were driven by our efforts to address elevated channel inventory resulting from weakening retail demand experienced throughout the fiscal year.
Net sales attributable to our Malibu segment decreased $122.8 million, or 76.6%, to $37.5 million for the three months ended June 30, 2024 compared to the three months ended June 30, 2023. Unit volumes attributable to our Malibu segment decreased 934 units, or 74.5%, for the three months ended June 30, 2024 compared to the three months ended June 30, 2023. The decrease in net sales was primarily due to lower wholesale shipments driven by lower retail activity and elevated dealer channel inventory levels during the period and increased promotional costs, partially offset by lower dealer flooring program costs.
Net sales attributable to our Saltwater Fishing segment decreased $57.7 million, or 44.9%, to $71.0 million, for the three months ended June 30, 2024, compared to the three months ended June 30, 2023. Unit volumes decreased 370 units, or 51.0% for the three months ended June 30, 2024 compared to the three months ended June 30, 2023. The decrease in net sales was driven by a decrease in units and increased dealer flooring program costs, partially offset by a favorable model mix and inflation-driven year-over-year price increases.
Net sales attributable to our Cobalt segment decreased $33.1 million, or 39.7%, to $50.2 million for the three months ended June 30, 2024 compared to the three months ended June 30, 2023. Unit volumes attributable to Cobalt decreased 201 units, or 35.2% for the three months ended June 30, 2024 compared to the three months ended June 30, 2023. The decrease in net sales was driven primarily by a decrease in units and increased dealer flooring program costs, partially offset by inflation-driven year-over-year price increases.
Overall consolidated net sales per unit increased 4.0% to $151,878 per unit for the three months ended June 30, 2024 compared to the three months ended June 30, 2023. Net sales per unit for our Malibu segment decreased  8.0% to $117,690 per unit for the three months ended June 30, 2024 compared to the three months ended June 30, 2023, driven by increased promotional costs and increased dealer flooring program costs, partially offset by inflation-driven year-over-year price increases. Net sales per unit for our Saltwater Fishing segment increased 12.5% to $199,331 for the three months ended June 30, 2024 compared to the three months ended June 30, 2023, driven by favorable model mix and inflation-driven year-over-year price increases, partially offset by increased

Exhibit 99.1
promotional costs and dealer flooring program costs. Net sales per unit for our Cobalt segment decreased 7.0% to $135,695 per unit for the three months ended June 30, 2024 compared to the three months ended June 30, 2023, driven by an unfavorable model mix, partially offset by inflation-driven year-over-year price increases.
Cost of sales for the three months ended June 30, 2024 decreased $123.6 million, or 45.8%, to $146.2 million as compared to the three months ended June 30, 2023. The decrease in cost of sales was primarily driven by a 59.0% decrease in volumes and partially offset by increasingly normalized inflationary pressures. In the Malibu segment, per unit material and labor costs increased $8.4 million driven by increased prices due to inflationary pressures, offset by a decrease in volume. In the Saltwater Fishing segment, per unit material and labor costs increased $8.2 million driven by increased prices due to inflationary pressures and an increased mix of larger models that corresponded with higher net sales per unit, offset by a decrease in volume. In the Cobalt segment, per unit material and labor costs increased $1.8 million driven by increased prices due to inflationary pressures, partially offset by an increased mix of smaller models that correspond to a lower net sales per unit.
Gross profit for the three months ended June 30, 2024 decreased $90.0 million, or 87.8%, to $12.5 million compared to the three months ended June 30, 2023. The decrease in gross profit was driven primarily by lower sales revenue. Gross margin for the three months ended June 30, 2024 decreased 1,960 basis points from 27.5% to 7.9%, driven by increased promotional costs across all segments, decreased mix of Malibu and Axis models that carry a higher gross margin and fixed-cost deleveraging.
Selling and marketing expenses for the three months ended June 30, 2024 decreased $0.6 million, or 10.6%, to $4.9 million compared to the three months ended June 30, 2023. The decrease was driven primarily by a decrease in compensation and boat show and related events for the three months ended June 30, 2024 as compared to the three months ended June 30, 2023. As a percentage of sales, selling and marketing expenses increased 160 basis points to 3.1% for the three months ended June 30, 2024 as compared to the three months ended June 30, 2023. General and administrative expenses for the three months ended June 30, 2024 decreased $96.4 million, or 81.7%, to $21.6 million as compared to the three months ended June 30, 2023. The decrease in general and administrative expenses was driven primarily by the settlement of product liability cases for $100.0 million during the three months ended June 30, 2023, partially offset by an increase in compensation and personnel-related expense. As a percentage of sales, general and administrative expenses decreased 1,810 basis points to 13.6% for the three months ended June 30, 2024 compared to the three months ended June 30, 2023, almost entirely due to the settlement of product liability cases discussed above. Amortization expense remained flat at $1.7 million for the three months ended June 30, 2024 as compared to the three months ended June 30, 2023.
Operating loss for the three months ended June 30, 2024 increased to $24.4 million from an operating loss of $22.6 million for the three months ended June 30, 2023. Net loss for the three months ended June 30, 2024 increased 8.6% to a net loss of $19.6 million from a net loss of $18.0 million and net loss margin increased to (12.3)% from (4.9)% for the three months ended June 30, 2023. Adjusted EBITDA for the three months ended June 30, 2024 decreased 104.5% to $(4.1) million from $90.1 million, while Adjusted EBITDA margin decreased to (2.6)% from 24.2% for the three months ended June 30, 2023.
Comparison of the Fiscal Year Ended June 30, 2024 to the Fiscal Year Ended June 30, 2023
Net sales for fiscal year 2024 decreased $559.3 million, or 40.3%, to $829.0 million, compared to fiscal year 2023. The decrease in net sales was driven primarily by decreased unit volumes across all segments resulting primarily from decreased wholesale shipments and increased promotional costs across all segments resulting from elevated channel inventory levels and increased flooring costs for the Saltwater Fishing and Cobalt segments, partially offset by a favorable model mix in our Saltwater Fishing segment and inflation-driven year-over-year price increases. Unit volume for fiscal year 2024 decreased 4,478 units, or 45.4%, to 5,385 units compared to fiscal year 2023. Our unit volume decreased primarily due to lower wholesale shipments across all segments. The decrease in wholesale shipments were driven by our efforts to address elevated channel inventory resulting from weakening retail demand experienced throughout the fiscal year.
Net sales attributable to our Malibu segment decreased $357.1 million, or 56.1%, to $279.1 million for fiscal year 2024 compared to fiscal year 2023. Unit volumes attributable to our Malibu segment decreased 2,946 units for fiscal

Exhibit 99.1
year 2024 compared to fiscal year 2023. The decrease in net sales was primarily due to lower wholesale shipments driven by lower retail activity during the period, increased promotional costs and elevated dealer channel inventory levels.
Net sales attributable to our Saltwater Fishing segment decreased $121.6 million, or 27.1%, to $327.5 million for fiscal year 2024 compared to fiscal year 2023. Unit volumes decreased 952 units for fiscal year 2024 compared to fiscal year 2023. The decrease in net sales was driven by a decrease in units and increased dealer flooring program costs, partially offset by a favorable model mix and inflation-driven year-over-year price increases.
Net sales attributable to our Cobalt segment decreased $80.6 million, or 26.6%, to $222.4 million for fiscal year 2024 compared to fiscal year 2023. Unit volumes attributable to Cobalt decreased 580 units for fiscal year 2024 compared to fiscal year 2023. The decrease in net sales was driven primarily by a decrease in units, increased dealer flooring program costs and unfavorable model mix, partially offset by inflation-driven year-over-year price increases.
Overall consolidated net sales per unit increased 9.4% to $153,953 per unit for fiscal year 2024 compared to fiscal year 2023. Net sales per unit for our Malibu segment increased 3.1% to $127,983 per unit for fiscal year 2024 compared to fiscal year 2023, driven by an increased mix of higher optioned boats and inflation-driven year-over-year price increases, partially offset by increased promotional costs and increased dealer flooring program costs. Net sales per unit for our Saltwater Fishing segment increased 15.4% to $200,577 per unit for fiscal year 2024 compared to fiscal year 2023, driven by a favorable model mix and inflation-driven year-over-year price increases, partially offset by increased promotional activities and increased dealer flooring program costs. Net sales per unit for our Cobalt segment increased 0.5% to $141,542 per unit for fiscal year 2024 compared to fiscal year 2023, driven by inflation-driven year-over-year price increases, partially offset by increased promotional activities, unfavorable model mix, and increased dealer flooring program costs.
Cost of sales for fiscal year 2024 decreased $355.1 million, or 34.2%, to $681.9 million compared to fiscal year 2023. The decrease in cost of sales was primarily driven by a 45.4% decrease in volumes and partially offset by increasingly normalized inflationary pressures. In the Malibu segment, per unit material and labor costs increased $24.3 million driven by an increased mix of larger models that corresponded with higher net sales per unit, fixed-cost deleveraging due to lower volumes and increased prices due to inflationary pressures. In the Saltwater Fishing segment, per unit material and labor costs increased $31.7 million driven by an increased mix of larger models that corresponded with higher net sales per unit, fixed-cost deleveraging due to lower volumes and increased prices due to inflationary pressures. In the Cobalt segment, per unit material and labor costs increased $5.8 million driven by fixed-cost deleveraging due to lower volumes and increased prices due to inflationary pressures.
Gross profit for fiscal year 2024 decreased $204.2 million, or 58.1%, compared to fiscal year 2023. The decrease in gross profit was driven primarily by lower sales revenue along with fixed-cost deleveraging. Gross margin for fiscal year 2024 decreased 760 basis points from 25.3% to 17.7% driven primarily by an increased mix of the Saltwater Fishing segment and increased dealer flooring program costs.
Selling and marketing expense for fiscal year 2024 decreased $1.2 million, or 5.1% to $22.8 million compared to fiscal year 2023. The decrease was driven primarily by a decrease related to boat show and related events. As a percentage of sales, selling and marketing expense increased 100 basis points to 2.7% for fiscal year 2024 compared to 1.7% for fiscal year 2023. General and administrative expense for fiscal year 2024 decreased $99.4 million, or 56.6%, to $76.3 million compared to fiscal year 2023. The decrease in general and administrative expenses was primarily driven by the $100.0 million settlement of product liability cases in June 2023. Additionally, there was a decrease in compensation and personnel-related expenses partially offset by increases in legal and professional fees, licenses and permits, and IT infrastructure expenses. As a percentage of sales, general and administrative expenses decreased 350 basis points to 9.2% for fiscal year 2024 compared to 12.7% for fiscal year 2023. Amortization expense for fiscal year 2024 remained flat at $6.8 million.
Operating (loss) income for fiscal year 2024 decreased to a loss of $55.9 million from $144.8 million for fiscal year 2023. Net (loss) income for fiscal year 2024 decreased 152.3% to a loss of $56.4 million from $107.9 million and net (loss) income margin decreased to (6.8)% for fiscal year 2024 from 7.8% for fiscal year 2023. Adjusted

Exhibit 99.1
EBITDA for fiscal year 2024 decreased 71.0% to $82.2 million from $284.0 million, while Adjusted EBITDA margin decreased to 9.9% for fiscal year 2024 from 20.5% for fiscal year 2023.
Fiscal 2025 Guidance
For the full fiscal year 2025, Malibu anticipates net sales increase percentage in the low single digits year-over-year and Adjusted EBITDA margin ranging from 10%-12%.
The Company has not provided reconciliations of guidance for Adjusted EBITDA margin, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to forecast certain items required to develop meaningful comparable GAAP financial measures. These items include acquisition and integration related expenses, costs related to the Company’s vertical integration initiatives and litigation expenses that are difficult to predict in advance in order to include in a GAAP estimate.
Webcast and Conference Call Information
The Company will host a webcast and conference call to discuss fourth quarter and fiscal year 2024 results on Thursday, August 29, 2024, at 8:30 a.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (833) 630-1956 or (412) 317-1837 and requesting Malibu Boats. Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.malibuboats.com. A replay of the webcast will also be archived on the Company’s website for twelve months.
About Malibu Boats, Inc.
Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is the market leader in the performance sport boat category through its Malibu and Axis boat brands, the leader in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, and in a leading position in the saltwater fishing boat market with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles. For more information, visit www.malibuboats.com, www.axiswake.com, www.cobaltboats.com, www.pursuitboats.com, or www.maverickboatgroup.com.
Non-GAAP Financial Measures
This release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net (Loss) Income and Adjusted Fully Distributed Net (Loss) Income Per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
We define Adjusted EBITDA as net (loss) income before interest expense, income taxes, depreciation, amortization, and non-cash, non-recurring or non-operating expenses, including goodwill and other intangible asset impairment expense, abandonment of construction in process, litigation settlements, certain professional fees, non-cash compensation expense and adjustments to our tax receivable agreement liability. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of our core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structure and non-recurring or non-operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary

Exhibit 99.1
substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors.
Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets.
We define Adjusted Fully Distributed Net (Loss) Income as net (loss) income attributable to Malibu Boats, Inc. (i) excluding income (benefit) tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax (benefit) expense on fully distributed net (loss) income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net (Loss) Income is a non-GAAP financial measure because it represents net (loss) income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non-controlling interests in the LLC. We use Adjusted Fully Distributed Net (Loss) Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net (Loss) Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net (Loss) Income is susceptible to varying calculations, the Adjusted Fully Distributed Net (Loss) Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies.
A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and the numerator and denominator for our net income available to Class A Common Stock per share to Adjusted Fully Distributed Net (Loss) Income per share of Class A Common Stock is provided under "Reconciliation of Non-GAAP Financial Measures".
Cautionary Statement Concerning Forward Looking Statements
This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding our optimism for the Company's potential in a more normalized market; our goal of navigating the near-term headwinds while enhancing our roadmap for strategic growth; and our guidance for fiscal year 2025 net sales and Adjusted EBITDA margin.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, our large fixed-cost base; our ability to execute our manufacturing strategy; our ability to accurately forecast demand for our products; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in our suppliers’ operations; our reliance on third-party suppliers for raw materials and components; our reliance on certain suppliers for our engines and outboard motors; climate events in areas where we operate; our ability to meet our manufacturing workforce needs; our dependence on key management employees and our ability to transition to a new Chief Executive Officer; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits; our growth strategy which may require us to secure significant additional capital; our ability to enhance existing products and develop and market new or enhanced products; our ability to protect our intellectual property; compromises or disruptions to our network and information systems; risks inherent in operating in foreign jurisdictions; general economic conditions; the continued strength and positive perception of our brands; the sale of boats previously held in inventory by our former dealer, Tommy's Boats; increased consumer preference for used boats, alternative fuel-powered boats or the supply of new boats by competitors in excess of demand; the seasonality of our business; competition within our industry and with other activities for consumers’

Exhibit 99.1
scarce leisure time; changes in currency exchange rates; inflation and rising interest rates; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our exposure to risks associated with litigation, investigation and regulatory proceedings; an impairment in the carrying value of goodwill, trade names and other long-lived assets; any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; covenants in our credit agreement governing our revolving credit facility which may limit our operating flexibility; our obligation to make certain payments under a tax receivable agreement; and any failure to maintain effective internal control over financial reporting or disclosure controls or procedures; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future.
Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Investor Contacts

Malibu Boats, Inc.
Bruce Beckman
Chief Financial Officer
(865) 458-5478
InvestorRelations@MalibuBoats.com

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2024	2023	2024	2023
Net sales	$158,712	$372,303	$829,035	$1,388,365
Cost of sales	146,219	269,841	681,940	1,037,070
Gross profit	12,493	102,462	147,095	351,295
Operating expenses:
Selling and marketing	4,870	5,449	22,784	24,009
General and administrative	21,570	117,962	76,323	175,694
Goodwill and other intangible asset impairment	—	—	88,389	—
Abandonment of construction in process	8,735	—	8,735	—
Amortization	1,697	1,697	6,811	6,808
Operating (loss) income	(24,379)	(22,646)	(55,947)	144,784
Other expense (income), net:
Other expense (income), net	29	178	(4)	331
Interest (income) expense	(9)	118	1,842	2,962
Other expense, net	20	296	1,838	3,293
(Loss) income before (benefit) provision for income taxes	(24,399)	(22,942)	(57,785)	141,491
(Benefit) provision for income taxes	(4,801)	(4,899)	(1,342)	33,581
Net (loss) income	(19,598)	(18,043)	(56,443)	107,910
Net (loss) income attributable to non-controlling interest	(377)	(623)	(531)	3,397
Net (loss) income attributable to Malibu Boats, Inc.	$(19,221)	$(17,420)	$(55,912)	$104,513

Comprehensive (loss) income:
Net (loss) income	$(19,598)	$(18,043)	$(56,443)	$107,910
Other comprehensive income (loss):
Change in cumulative translation adjustment	582	(213)	142	(833)
Other comprehensive income (loss)	582	(213)	142	(833)
Comprehensive (loss) income	(19,016)	(18,256)	(56,301)	107,077
Less: comprehensive (loss) income attributable to non-controlling interest	(366)	(630)	(516)	3,371
Comprehensive (loss) income attributable to Malibu Boats, Inc., net of tax	$(18,650)	$(17,626)	$(55,785)	$103,706

Weighted average shares outstanding used in computing net (loss) income per share:
Basic	20,395,625	20,611,175	20,439,449	20,501,844
Diluted	20,395,625	20,611,175	20,439,449	20,641,173
Net (loss) income available to Class A Common Stock per share:
Basic	$(0.94)	$(0.86)	$(2.74)	$5.10
Diluted	$(0.94)	$(0.86)	$(2.74)	$5.06

Exhibit 99.1
MALIBU BOATS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share and per share data)

	June 30, 2024	June 30, 2023
Assets
Current assets
Cash	$26,945	$78,937
Trade receivables, net	23,141	68,381
Inventories, net	145,573	171,189
Prepaid expenses and other current assets	6,470	7,827
Total current assets	202,129	326,334
Property, plant and equipment, net	244,601	204,792
Goodwill	51,415	100,577
Other intangible assets, net	175,449	221,458
Deferred tax asset	58,097	62,573
Other assets	7,933	10,190
Total assets	$739,624	$925,924
Liabilities
Current liabilities
Accounts payable	19,152	40,402
Accrued expenses	119,430	187,078
Income taxes and distribution payable	4	847
Payable pursuant to tax receivable agreement, current portion	—	4,111
Total current liabilities	138,586	232,438
Deferred tax liabilities	17,661	28,453
Other liabilities	8,045	9,926
Payable pursuant to tax receivable agreement, less current portion	40,613	39,354
Total liabilities	204,905	310,171
Stockholders' Equity
Class A Common Stock, par value $0.01 per share, 100,000,000 shares authorized; 20,181,542 shares issued and outstanding as of June 30, 2024; 20,603,822 shares issued and outstanding as of June 30, 2023	200	204
Class B Common Stock, par value $0.01 per share, 25,000,000 shares authorized; 12 shares issued and outstanding as of June 30, 2024; 12 shares issued and outstanding as of June 30, 2023	—	—
Preferred Stock, par value $0.01 per share; 25,000,000 shares authorized; no shares issued and outstanding as of June 30, 2024; no shares issued and outstanding as of June 30, 2023	—	—
Additional paid in capital	64,222	86,321
Accumulated other comprehensive loss, net of tax	(4,198)	(4,340)
Accumulated earnings	469,785	525,697
Total stockholders' equity attributable to Malibu Boats, Inc.	530,009	607,882
Non-controlling interest	4,710	7,871
Total stockholders’ equity	534,719	615,753
Total liabilities and stockholders' equity	$739,624	$925,924

MALIBU BOATS, INC. AND SUBSIDIARIES

Exhibit 99.1
Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net (Loss) Income to Non-GAAP Adjusted EBITDA and Adjusted EBITDA Margin (Unaudited):
The following table sets forth a reconciliation of net (loss) income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin for the periods indicated (dollars in thousands):

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2024	2023	2024	2023
Net (loss) income	$(19,598)	$(18,043)	$(56,443)	$107,910
(Benefit) provision for income taxes	(4,801)	(4,899)	(1,342)	33,581
Interest (income) expense	(9)	118	1,842	2,962
Depreciation	6,967	5,765	26,178	21,912
Amortization	1,697	1,697	6,811	6,808
Goodwill and other intangible asset impairment [1]	—	—	88,389	—
Abandonment of construction in process [2]	8,735	—	8,735	—
Litigation settlement [3]	—	100,000	—	100,000
Professional fees [4]	1,110	4,781	3,096	4,781
Stock-based compensation expense [5]	1,773	492	4,935	5,894
Adjustments to tax receivable agreement liability [6]	36	188	36	188
Adjusted EBITDA	$(4,090)	$90,099	$82,237	$284,036
Net Sales	$158,712	$372,303	$829,035	$1,388,365
Net (Loss) Income Margin [7]	(12.3)%	(4.9)%	(6.8)%	7.8%
Adjusted EBITDA Margin [7]	(2.6)%	24.2%	9.9%	20.5%

(1)	Represents impairment of goodwill and trade names related to our Maverick Boat Group reporting unit in the amounts of $49.2 million and $39.2 million, respectively.
(2)
For the three and twelve months ended June 30, 2024, we recorded a non-cash charge of $8.7 million associated with the abandonment of the ERP project. The abandonment pertains to long-lived assets including software and other capitalized costs specifically tied to the project and is captured in the Abandonment of construction in process of the Company's Consolidated Statements of Operations and Comprehensive (Loss) Income.

(3)	Represents settlement of product liability cases in June 2023 for $100.0 million.
(4)
Represents legal and advisory fees related to ongoing litigation related to Batchelder matters for fiscal year 2024 and legal and advisory fees related to product liability cases that were settled for $100.0 million in June 2023.

(5)
Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(6)
For fiscal year 2024, we recognized other expense from an adjustment in our tax receivable agreement liability due to an increase in the state tax rate used in computing our future tax obligations and in turn, an increase in the future benefit we expect to pay under our tax receivable agreement with pre-IPO owners. For fiscal year 2023, we recognized other expense from an adjustment in our tax receivable agreement liability mainly derived by future benefits from Tennessee net operating losses at Malibu Boats, Inc.

(7)	We calculate net (loss) income margin as net (loss) income divided by net sales and we define adjusted EBITDA margin as adjusted EBITDA divided by net sales.

Exhibit 99.1
Reconciliation of Non-GAAP Adjusted Fully Distributed Net (Loss) Income (Unaudited):
The following table shows the reconciliation of the numerator and denominator for net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net (Loss) Income per Share of Class A Common Stock for the periods presented (in thousands except share and per share data):

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2024	2023	2024	2023
Reconciliation of numerator for net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net (Loss) Income per Share of Class A Common Stock:
Net (loss) income attributable to Malibu Boats, Inc.	$(19,221)	$(17,420)	$(55,912)	$104,513
(Benefit) provision for income taxes	(4,801)	(4,899)	(1,342)	33,581
Litigation settlement [1]	—	100,000	—	100,000
Professional fees [2]	1,110	4,781	3,096	4,781
Acquisition and integration related expenses [3]	1,659	1,659	6,672	6,654
Stock-based compensation expense [4]	1,773	492	4,935	5,894
Goodwill and other intangible asset impairment [5]	—	—	88,389	—
Abandonment of construction in process [6]	8,735	—	8,735	—
Adjustments to tax receivable agreement liability [7]	36	188	36	188
Net (loss) income attributable to non-controlling interest [7]	(377)	(623)	(531)	3,397
Fully distributed net (loss) income before income taxes	(11,086)	84,178	54,078	259,008
Income tax (benefit) expense on fully distributed income before income taxes [9]	(2,716)	20,455	13,249	62,939
Adjusted Fully Distributed Net (Loss) Income	$(8,370)	$63,723	$40,829	$196,069

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2024	2023	2024	2023
Reconciliation of denominator for net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net (Loss) Income per Share of Class A Common Stock:
Weighted average shares outstanding of Class A Common Stock used for basic net income per share:	20,395,625	20,611,175	20,439,449	20,501,844
Adjustments to weighted average shares of Class A Common Stock:
Weighted-average LLC units held by non-controlling unit holders [10]	321,419	455,919	395,528	543,909
Weighted-average unvested restricted stock awards issued to management [11]	287,221	258,655	266,557	272,116
Adjusted weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net (Loss) Income per Share of Class A Common Stock:	21,004,265	21,325,749	21,101,534	21,317,869

Exhibit 99.1

The following table shows the reconciliation of net (loss) income available to Class A Common Stock per share to Adjusted Fully Distributed Net (Loss) Income per Share of Class A Common Stock for the periods presented:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2024	2023	2024	2023
Net (loss) income available to Class A Common Stock per share	$(0.94)	$(0.86)	$(2.74)	$5.10
Impact of adjustments:
(Benefit) provision for income taxes	(0.24)	(0.24)	(0.07)	1.64
Litigation settlement [1]	—	4.85	—	4.88
Professional fees [2]	0.05	0.23	0.15	0.23
Acquisition and integration related expenses [3]	0.08	0.08	0.33	0.32
Stock-based compensation expense [4]	0.09	0.02	0.24	0.29
Goodwill and other intangible asset impairment [5]	—	—	4.32	—
Abandonment of construction in process [6]	0.43	—	0.43	—
Adjustment to tax receivable agreement liability [7]	—	0.01	—	0.01
Net (loss) income attributable to non-controlling interest [8]	(0.02)	(0.03)	(0.03)	0.17
Fully distributed net (loss) income per share before income taxes	(0.55)	4.06	2.63	12.64
Impact of income tax benefit (expense) on fully distributed income before income taxes [9]	0.13	(0.99)	(0.65)	(3.07)
Impact of decreased share count [12]	0.03	(0.09)	(0.06)	(0.38)
Adjusted Fully Distributed Net (Loss) Income per Share of Class A Common Stock	$(0.39)	$2.98	$1.92	$9.19

Exhibit 99.1

(1)	Represents settlement of product liability cases in June 2023 for $100.0 million.
(2)
Represents legal and advisory fees related to ongoing litigation related to Batchelder matters for fiscal year 2024 and legal and advisory fees related to product liability cases that were settled for $100.0 million in June 2023.

(3)	For fiscal years 2024, 2023 and 2022, represents amortization of intangibles acquired in connection with the acquisition of Maverick Boat Group, Pursuit and Cobalt.
(4)
Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC.

(5)	Represents impairment of goodwill and trade names related to our Maverick Boat Group reporting unit in the amounts of $49.2 million and $39.2 million, respectively.
(6)
For the three and twelve months ended June 30, 2024, we recorded a non-cash charge of $8.7 million associated with the abandonment of the ERP project. The abandonment pertains to long-lived assets including software and other capitalized costs specifically tied to the project and is captured in the Abandonment of construction in process line of the Company's Consolidated Statements of Operations and Comprehensive (Loss) Income.

(7)
For fiscal year 2024, we recognized other expense from an adjustment in our tax receivable agreement liability due to an increase in the state tax rate used in computing our future tax obligations and in turn, an increase in the future benefit we expect to pay under our tax receivable agreement with pre-IPO owners. For fiscal year 2023, we recognized other expense from an adjustment in our tax receivable agreement liability mainly derived by future benefits from Tennessee net operating losses at Malibu Boats, Inc.

(8)	Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock.
(9)
Reflects income tax expense at an estimated normalized annual effective income tax rate of 24.5% of income before taxes for fiscal year 2024, and 24.3% of income before taxes for fiscal year 2023 in each case assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate for fiscal years 2024 and 2023 is based on the federal statutory rate plus a blended state rate adjusted for the research and development tax credit, the foreign derived intangible income deduction, and foreign income taxes attributable to our Australian subsidiary.

(10)	Represents the weighted average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis.
(11)
Represents the weighted average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management.

(12)
Reflects impact of increased share counts assuming the exchange of all weighted average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted average unvested restricted stock awards included in outstanding shares granted to members of management.